     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1999

                                              REGISTRATION NOS. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                STARWOOD HOTELS &                               STARWOOD HOTELS & RESORTS
             RESORTS WORLDWIDE, INC.                  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS
  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS                          CHARTER)
                     CHARTER)
                                                                         MARYLAND
                     MARYLAND                        (STATE OR OTHER JURISDICTION OF INCORPORATION OR
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR                     ORGANIZATION)
                  ORGANIZATION)
                                                                        52-0901263
                    52-1193298                           (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                             777 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
   (ADDRESS INCLUDING ZIP CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                   1999 LONG-TERM INCENTIVE COMPENSATION PLAN
                              (FULL TITLE OF PLAN)

                          THOMAS C. JANSON, JR., ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                             777 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 640-8100
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             LAURA A. LOFTIN, ESQ.
                                SIDLEY & AUSTIN
                             555 WEST FIFTH STREET
                         LOS ANGELES, CALIFORNIA 90013
                                 (213) 896-6000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES                     AMOUNT TO            OFFERING PRICE        AGGREGATE OFFERING           AMOUNT OF
TO BE REGISTERED                      BE REGISTERED             PER SHARE                 PRICE             REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per
share, of Starwood Hotels &
Resorts Worldwide, Inc. ("the
Corporation" and such shares the
"Corporation Shares") and Class   20,000,000 Shares(2)         $26.6563(3)            $533,126,000              $148,210
B shares of beneficial interest,
par value $.01 per share, of
Starwood Hotels & Resorts, which
are attached and trade together
as "Shares"
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also covers the Preferred Stock Purchase Rights (the "Rights") of the Corporation that presently are attached to and trade with the Corporation Shares. Any value attributable to the Rights is reflected in the market price of the Shares.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional Shares as may be issued to prevent dilution of the Shares covered hereby resulting from stock splits, stock dividends or similar transactions.

(3) The fee was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and was based on the average of the high and low prices for the Shares on the New York Stock Exchange on July 26, 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to
Part I of Form S-8.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation") and Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust" and, together with the Corporation, the "Company"), are incorporated herein by reference and shall be deemed to be a part hereof:

          1. Joint Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A dated May 17, 1999;

          2. Joint Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

          3. Joint Current Reports on Form 8-K dated January 6, 1999, March 15, 1999, April 28, 1999, May 17, 1999, July 9, 1999 and July 19, 1999; and

          4. The descriptions of the common stock, par value $.01 per share, of the Corporation, the Class B shares of beneficial interest, par value $.01 per share, of the Trust and the Preferred Stock Purchase Rights of the Corporation contained in the Registration Statements on Form 8-A filed with the SEC on October 3, 1986, January 4, 1999 and March 15, 1999, respectively.

     All documents filed by the Corporation and/or the Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated in paragraphs (1) through (4) above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The charter of the Corporation and the declaration of trust of the Trust provide that the Corporation and the Trust, respectively, shall indemnify, to the fullest extent permitted by law, all persons who may be indemnified pursuant to the Maryland General Corporation Law (the "MGCL") and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law"), respectively. The MGCL requires a corporation or a Maryland real estate investment trust (a "Maryland REIT") (unless its charter or declaration provides otherwise, which the Corporation's charter and the Trust's declaration do not) to indemnify a director, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation or Maryland REIT to indemnify its present and former directors, trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director, trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director, trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director, trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation or a Maryland REIT may not indemnify for an adverse judgment in a suit by or in the right of the corporation or the Maryland REIT or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation or a Maryland REIT to advance reasonable expenses to a director, trustee or officer upon the receipt by the corporation or the Maryland REIT of (a) a written affirmation by the director, trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation or the Maryland REIT if it shall ultimately be determined that the standard of conduct was not met.

     The Company has entered into indemnification agreements with its directors, trustees and executive officers providing for the maintenance of directors, trustees and officers liability insurance, subject to certain conditions, and the indemnification of and advancement of expenses to such directors, trustees and executive officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed herewith:

EXHIBIT
NO.                          DESCRIPTION OF EXHIBIT
-------                      ----------------------
  4.1     Rights Agreement dated as of March 15, 1999 between the
          Corporation and ChaseMellon Shareholder Services, L.L.C., as
          Rights Agent (incorporated by reference to Exhibit 4 to the
          Company's Current Report on Form 8-K dated March 15, 1999).
  5.1     Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
 23.1     Consent of Arthur Andersen LLP.
 23.2     Consents of Counsel (included in Exhibit 5.1).
 24.1     Powers of Attorney (contained in signature pages hereto).

ITEM 9.  UNDERTAKINGS

     Each of the undersigned registrants (the "Registrants") hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If either Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that such Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     Each Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 30th day of July, 1999.

                                          STARWOOD HOTELS & RESORTS
                                          WORLDWIDE, INC.

                                          By:    /s/ BARRY S. STERNLICHT

                                            ------------------------------------
                                            Barry S. Sternlicht
                                            Chairman and Chief Executive Officer

                               POWERS OF ATTORNEY

     Each person whose signature to the Registration Statement appears below hereby appoints Thomas C. Janson, Jr., Ronald C. Brown and Jonathan H. Yellen, and each of them, as his attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              /s/ BARRY S. STERNLICHT                Chairman, Chief Executive             July 30, 1999
---------------------------------------------------    Officer and Director
                Barry S. Sternlicht                    (Principal Executive Officer)

                /s/ RONALD C. BROWN                  Executive Vice President and          July 30, 1999
---------------------------------------------------    Chief Financial Officer (Principal
                  Ronald C. Brown                      Financial and Accounting Officer)

               /s/ BRENDA C. BARNES                  Director                              July 30, 1999
---------------------------------------------------
                 Brenda C. Barnes

                /s/ JUERGEN BARTELS                  Director                              July 30, 1999
---------------------------------------------------
                  Juergen Bartels

               /s/ JEAN-MARC CHAPUS                  Director                              July 30, 1999
---------------------------------------------------
                 Jean-Marc Chapus

                /s/ BRUCE W. DUNCAN                  Director                              July 30, 1999
---------------------------------------------------
                  Bruce W. Duncan

              /s/ JONATHAN D. EILIAN                 Director                              July 30, 1999
---------------------------------------------------
                Jonathan D. Eilian

               /s/ MADISON F. GROSE                  Director                              July 30, 1999
---------------------------------------------------
                 Madison F. Grose

                                                     Director                               July  , 1999
---------------------------------------------------
                    Eric Hippeau

                /s/ EARLE F. JONES                   Director                              July 30, 1999
---------------------------------------------------
                  Earle F. Jones

              /s/ L. DENNIS KOZLOWSKI                Director                              July 30, 1999
---------------------------------------------------
                L. Dennis Kozlowski

               /s/ MICHAEL A. LEVEN                  Director                              July 30, 1999
---------------------------------------------------
                 Michael A. Leven

              /s/ GEORGE J. MITCHELL                 Director                              July 30, 1999
---------------------------------------------------
                George J. Mitchell

               /s/ STEPHEN R. QUAZZO                 Director                              July 30, 1999
---------------------------------------------------
                 Stephen R. Quazzo

                /s/ DANIEL H. STERN                  Director                              July 30, 1999
---------------------------------------------------
                  Daniel H. Stern

               /s/ RAYMOND S. TROUBH                 Director                              July 30, 1999
---------------------------------------------------
                 Raymond S. Troubh

                 /s/ DANIEL W. YIH                   Director                              July 30, 1999
---------------------------------------------------
                   Daniel W. Yih

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 30th day of July, 1999.

                                          STARWOOD HOTELS & RESORTS

                                          By:    /s/ BARRY S. STERNLICHT

                                            ------------------------------------
                                            Barry S. Sternlicht
                                            Chairman and Chief Executive Officer

                               POWERS OF ATTORNEY

     Each person whose signature to the Registration Statement appears below hereby appoints Thomas C. Janson, Jr., Ronald C. Brown and Jonathan H. Yellen, and each of them, as his attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              /s/ BARRY S. STERNLICHT                Chairman, Chief Executive             July 30, 1999
---------------------------------------------------    Officer and Trustee
                Barry S. Sternlicht                    (Principal Executive Officer)

                /s/ RONALD C. BROWN                  Vice President, Chief Financial       July 30, 1999
---------------------------------------------------    Officer and Chief Accounting
                  Ronald C. Brown                      Officer (Principal Financial
                                                       and Accounting Officer)

               /s/ BRENDA C. BARNES                  Trustee                               July 30, 1999
---------------------------------------------------
                 Brenda C. Barnes

                /s/ JUERGEN BARTELS                  Trustee                               July 30, 1999
---------------------------------------------------
                  Juergen Bartels

               /s/ JEAN-MARC CHAPUS                  Trustee                               July 30, 1999
---------------------------------------------------
                 Jean-Marc Chapus

                /s/ BRUCE W. DUNCAN                  Trustee                               July 30, 1999
---------------------------------------------------
                  Bruce W. Duncan

              /s/ JONATHAN D. EILIAN                 Trustee                               July 30, 1999
---------------------------------------------------
                Jonathan D. Eilian

               /s/ MADISON F. GROSE                  Trustee                                         July 30, 1999
---------------------------------------------------
                 Madison F. Grose

                                                     Trustee                                         July   , 1999
---------------------------------------------------
                    Eric Hippeau

                /s/ EARLE F. JONES                   Trustee                                         July 30, 1999
---------------------------------------------------
                  Earle F. Jones

              /s/ L. DENNIS KOZLOWSKI                Trustee                                         July 30, 1999
---------------------------------------------------
                L. Dennis Kozlowski

               /s/ MICHAEL A. LEVEN                  Trustee                                         July 30, 1999
---------------------------------------------------
                 Michael A. Leven

              /s/ GEORGE J. MITCHELL                 Trustee                                         July 30, 1999
---------------------------------------------------
                George J. Mitchell

               /s/ STEPHEN R. QUAZZO                 Trustee                                         July 30, 1999
---------------------------------------------------
                 Stephen R. Quazzo

                /s/ DANIEL H. STERN                  Trustee                                         July 30, 1999
---------------------------------------------------
                  Daniel H. Stern

               /s/ RAYMOND S. TROUBH                 Trustee                                         July 30, 1999
---------------------------------------------------
                 Raymond S. Troubh

                 /s/ DANIEL W. YIH                   Trustee                                         July 30, 1999
---------------------------------------------------
                   Daniel W. Yih

                                 EXHIBIT INDEX

EXHIBIT
NO.                          DESCRIPTION OF EXHIBIT
-------                      ----------------------
  4.1     Rights Agreement dated as of March 15, 1999 between the
          Corporation and ChaseMellon Shareholder Services, L.L.C., as
          Rights Agent (incorporated by reference to Exhibit 4 to the
          Company's Current Report on Form 8-K dated March 15, 1999).
  5.1     Opinion of Ballard Spahr Andrews & Ingersoll, LLP.
 23.1     Consent of Arthur Andersen LLP.
 23.2     Consents of Counsel (included in Exhibit 5.1).
 24.1     Powers of Attorney (contained in signature pages hereto).